STOCK PURCHASE AGREEMENT between CALEB BORGSTROM and PHUNWARE, INC. dated as of September 10, 2021 DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

i TABLE OF CONTENTS ARTICLE I Definitions ................................................................................................................................ 1 ARTICLE II Purchase and sale ..................................................................................................................... 8 Section 2.01 Purchase and Sale ........................................................................................................... 8 Section 2.02 Purchase Consideration .................................................................................................. 8 Section 2.03 Transactions to be Effected at the Closing and Post Closing. ........................................ 9 Section 2.04 Purchase Consideration Adjustment. ............................................................................ 10 Section 2.05 Earn-out ........................................................................................................................ 12 Section 2.06 Closing .......................................................................................................................... 15 Section 2.07 Withholding Tax ........................................................................................................... 15 ARTICLE III Representations and warranties of seller .............................................................................. 15 Section 3.01 Authority of Seller ........................................................................................................ 15 Section 3.02 Organization, Authority and Qualification of the Company ........................................ 15 Section 3.03 Capitalization. ............................................................................................................... 15 Section 3.04 No Subsidiaries ............................................................................................................. 16 Section 3.05 No Conflicts; Consents ................................................................................................. 16 Section 3.06 Financial Statements ..................................................................................................... 16 Section 3.07 Undisclosed Liabilities ................................................................................................. 17 Section 3.08 Absence of Certain Changes, Events and Conditions .................................................. 17 Section 3.09 Material Contracts. ....................................................................................................... 19 Section 3.10 Title to Assets; Real Property. ...................................................................................... 20 Section 3.12 Intellectual Property. .................................................................................................... 21 Section 3.13 Inventory....................................................................................................................... 23 Section 3.14 Accounts Receivable .................................................................................................... 24 Section 3.15 Customers and Suppliers. ............................................................................................. 24 Section 3.16 Insurance....................................................................................................................... 24 Section 3.17 Legal Proceedings; Governmental Orders. ................................................................... 25 Section 3.18 Compliance With Laws; Permits. ................................................................................. 25 Section 3.19 Environmental Matters. ................................................................................................ 25 Section 3.20 Employee Benefit Matters. ........................................................................................... 26 Section 3.21 Employment Matters. ................................................................................................... 26 Section 3.22 Taxes ............................................................................................................................ 26 Section 3.23 Books and Records ....................................................................................................... 27 Section 3.24 Brokers ......................................................................................................................... 27 DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

ii Section 3.25 Acknowledgments of Seller.......................................................................................... 28 ARTICLE IV Representations and warranties of buyer ............................................................................. 28 Section 4.01 Organization and Authority of Buyer ........................................................................... 29 Section 4.02 No Conflicts; Consents ................................................................................................. 29 Section 4.03 Investment Purpose ...................................................................................................... 29 Section 4.04 Brokers ......................................................................................................................... 29 Section 4.05 Sufficiency of Funds ..................................................................................................... 29 Section 4.06 Legal Proceedings ........................................................................................................ 29 ARTICLE V Covenants .............................................................................................................................. 32 Section 5.01 Conduct of Business Prior to the Closing. ......................................................................... 32 Section 5.01 Conduct of Business Prior to the Closing ..................................................................... 32 Section 5.02 Access to Information ................................................................................................... 33 Section 5.03 No Solicitation of Other Bids ....................................................................................... 33 Section 5.04 Notice of Certain Events .............................................................................................. 34 Section 5.05 Confidentiality .............................................................................................................. 35 Section 5.06 Non-Competition; Non-Solicitation. ............................................................................ 35 Section 5.07 Closing Conditions ....................................................................................................... 36 Section 5.08 Further Assurances ....................................................................................................... 36 ARTICLE VI Tax matters .......................................................................................................................... 37 Section 6.01 Tax Covenants. ............................................................................................................. 37 Section 6.02 Straddle Period ............................................................................................................. 38 Section 6.03 Termination of Existing Tax Sharing Agreements ....................................................... 38 Section 6.04 Tax Indemnification ..................................................................................................... 38 Section 6.06 Cooperation and Exchange of Information .................................................................. 38 Section 6.07 Tax Treatment of Indemnification Payments ............................................................... 39 Section 6.08 Survival ........................................................................................................................ 39 Section 6.09 Overlap ......................................................................................................................... 39 ARTICLE VII Conditions to closing .......................................................................................................... 39 Section 7.01 Conditions to Obligations of Buyer .............................................................................. 39 Section 7.02 Conditions to Obligations of Seller .............................................................................. 40 ARTICLE VIII Indemnification ................................................................................................................. 41 Section 8.01 Survival ........................................................................................................................ 41 Section 8.02 Indemnification By Seller ............................................................................................. 41 Section 8.03 Indemnification By Buyer ............................................................................................ 42 DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

iii Section 8.04 Certain Limitations ....................................................................................................... 42 Section 8.05 Indemnification Procedures .......................................................................................... 43 Section 8.06 Payments; Right of Set-Off .......................................................................................... 45 Section 8.07 Tax Treatment of Indemnification Payments ............................................................... 46 Section 8.08 Effect of Investigation .................................................................................................. 46 Section 8.09 Exclusive Remedies ...................................................................................................... 46 ARTICLE IX TERMINATION .................................................................................................................. 46 Section 9.01 Termination .................................................................................................................. 46 Section 9.02 Effect of Termination ................................................................................................... 47 ARTICLE X Miscellaneous ........................................................................................................................ 47 Section 10.01 Expenses ....................................................................................................................... 47 Section 10.02 Notices .......................................................................................................................... 47 Section 10.03 Interpretation ................................................................................................................ 48 Section 10.04 Headings ....................................................................................................................... 49 Section 10.05 Severability ................................................................................................................... 49 Section 10.06 Entire Agreement .......................................................................................................... 49 Section 10.07 Successors and Assigns ................................................................................................ 49 Section 10.08 No Third-party Beneficiaries ........................................................................................ 49 Section 10.09 Amendment and Modification; Waiver ........................................................................ 50 Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. ............................. 50 Section 10.11 Specific Performance .................................................................................................... 51 Section 10.12 Counterparts ................................................................................................................. 51 DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

STOCK PURCHASE AGREEMENT This Stock Purchase Agreement (this “Agreement”), dated as of September 10, 2021, is entered into between Caleb Borgstrom, an individual residing in the State of Illinois (“Seller”) and Phunware, Inc., a Delaware corporation (“Buyer”). WHEREAS, Seller owns all of the issued and outstanding shares of common stock (the “Shares”) of Lyte Technology Inc., an Illinois corporation (the “Company”); WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein; and WHEREAS, a portion of the purchase consideration payable by Buyer to Seller shall be paid after Closing (as defined herein), which shall be subject to adjustment and/or contingent upon certain events and conditions, all as set forth in this Agreement; NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS The following terms have the meanings specified or referred to in this ARTICLE I: “Acquisition Proposal” has the meaning set forth in Section 5.03(a). “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity. “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Agreement” has the meaning set forth in the preamble. “Annual Financial Statements” has the meaning set forth in Section Section 3.06. “Balance Sheet” has the meaning set forth in Section Section 3.06. “Balance Sheet Date” has the meaning set forth in Section 3.06. “Benefit Plan” has the meaning set forth in Section 3.20(a). “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Austin, Texas are authorized or required by Law to be closed for business. “Buyer” has the meaning set forth in the preamble. “Buyer Balance Sheet” has the meaning set forth in Section 4.13. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

2 “Buyer Indemnitees” has the meaning set forth in Section 8.01. “Buyer SEC Documents” has the meaning set forth in Section 4.11. “Buyer Securities” has the meaning set forth in Section 4.10(b). “Buyer’s Accountants” means Marcum LLP. “Calculation Period” has the meaning set forth in Section 2.05(a). “Cap” has the meaning set forth in Section 8.04(a). “Cause” means, with respect to Seller, one or more of the following: (i) the indictment for or plea of guilty or nolo contendere to a felony or of any other crime involving moral turpitude, (ii) the commission of any act or omission involving dishonesty or fraud with respect to the Buyer or any of its Affiliates or any of their customers or suppliers, (iii) reporting to work under the influence of alcohol, or being convicted of the use of illegal drugs (whether or not at the workplace), (iv) conduct causing the Buyer or any of its Affiliates substantial public disgrace, disrepute or economic harm, (v) repeated failure to perform material duties relating to Seller's position reasonably directed by the Board or Buyer management, (vi) any act or omission aiding or abetting a competitor or supplier of the Buyer or any of its Affiliates to the disadvantage or detriment of the Buyer or any of its Affiliates, (vii) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Buyer or any of its Affiliates, (viii) the requirement of any regulatory body, governmental or otherwise, that Seller be removed from his position with the Buyer or (ix) any other material breach of this Agreement or the Employment Agreement. Termination for any of the reasons described above shall be effective upon receipt of notice from the Buyer. Any such determination by the Buyer shall be made in good faith and supported by demonstrable evidence that such an event occurred. In no event shall Buyer act in bad faith to create any situation, circumstance or description of events that is designed to invoke a termination of Seller for “Cause”. With respect to each item set forth above in the definition of “Cause” Buyer must reasonably prove that Seller acted willfully and that such action or event was not exaggerated or facilitated by Buyer to avoid making any payments of the Purchase Consideration to Seller, including but not limited to the Quarterly Cash Payments, Quarterly Phunware Share Issuance, Earn-out Cash Payment and the Earn-out Phunware Share Issuance. Notwithstanding anything to the contrary in this Agreement or the Employment Agreement, in no event will the mere existence pre-disclosed personal relationship as disclosed on Schedule 5.11 hereof constitute grounds for a for “Cause” termination under Section 5.11, provided no other events connected to the disclosed personal relationship would otherwise constitute Cause. “Closing” has the meaning set forth in Section Section 2.06. “Closing Date” has the meaning set forth in Section 2.06. “Closing Cash Payment” has the meaning set forth in Section Section 2.02. “Closing Indebtedness Certificate” means a certificate executed by the Chief Executive Officer of the Company certifying on behalf of the Company an itemized list of all outstanding Indebtedness as of the close of business on the Closing Date and the Person to whom such outstanding Indebtedness is owed and an aggregate total of such outstanding Indebtedness. “Closing Transaction Expenses Certificate” means a certificate executed by the Chief Executive Officer of the Company, certifying the amount of Transaction Expenses remaining unpaid as of the close DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

3 of business on the Closing Date (including an itemized list of each such unpaid Transaction Expense with a description of the nature of such expense and the person to whom such expense is owed). “Closing Working Capital” means: (a) the Current Assets of the Company, less (b) the Current Liabilities of the Company, determined as of the close of business on the Closing Date. “Closing Working Capital Statement” has the meaning set forth in Section Section 2.04(b)(i). “Code” means the Internal Revenue Code of 1986, as amended. “Common Stock” has the meaning set forth in Section Section 3.03(a). “Company” has the meaning set forth in the recitals. “Company Intellectual Property” means all Intellectual Property that is owned by the Company. “Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to Intellectual Property to which the Company is a party, beneficiary or otherwise bound. “Company IP Registrations” means all Company Intellectual Property that is subject to any issuance, registration or application by or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing. “Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company. “Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral. “Current Assets” means cash and cash equivalents, accounts receivable, inventory and prepaid expenses, but excluding (a) the portion of any prepaid expense of which Buyer will not receive the benefit following the Closing, (b) deferred Tax assets, and (c) receivables from any of the Company’s Affiliates, directors, employees, officers or stockholders and any of their respective Affiliates, determined in accordance with GAAP on an accrual basis and applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Annual Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end. “Current Liabilities” means accounts payable, accrued Taxes and accrued expenses, but excluding payables to any of the Company’s Affiliates, directors, employees, officers or stockholders and any of their respective Affiliates, deferred Tax liabilities, Transaction Expenses and the current portion of any Indebtedness of the Company, determined in accordance with GAAP on an accrual basis using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Annual DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

4 Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end. “Direct Claim” has the meaning set forth in Section 8.05(c). “Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement. “Disputed Amounts” has the meaning set forth in Section Section 2.04(c)(iii). “Earn-out Calculation” has the meaning set forth in Section 2.05(b)(i). “Earn-out Calculation Delivery Date” has the meaning set forth in Section 2.05(b)(i). “Earn-out Calculation Objection Notice” has the meaning set forth in Section 2.05(b)(ii). “Earn-out Calculation Statement” has the meaning set forth in Section 2.05(b)(i). “Earn-out Cash Payment” has the meaning set forth in Section Section 2.02. “Earn-out Consideration” has the meaning set forth in Section 2.05(a). “Earn-out Phunware Share Issuance” has the meaning set forth in Section Section 2.02. “Earn-out Review Period” has the meaning set forth in Section 2.05(b)(ii). “Employment Agreement” means that certain At-Will Employment and Employee Proprietary Information Agreement between the Buyer and Seller, in substantially attached as Exhibit A. Seller further agrees that any exhibits to the Employment Agreement shall be provided to the Buyer within seven (7) calendar days of the date hereof. “Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. “Environmental Law” means all Laws, now or hereafter in effect, in each case as amended or supplemented from time to time, relating to the regulation and protection of human health, safety, the environment, and natural resources, including any federal, state, or local transfer of ownership notification or approval statutes. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “Estimated Closing Working Capital” has the meaning set forth in Section Section 2.04(a)(ii). “Estimated Closing Working Capital Statement” has the meaning set forth in Section Section 2.04(a)(ii). “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Financial Statements” has the meaning set forth in Section 3.06. “Fiscal Quarter” means each three (3) month period beginning on the first day of each March, June, September and December. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

5 “GAAP” means United States generally accepted accounting principles in effect from time to time. “Government Contracts” has the meaning set forth in Section 3.09(a)(viii). “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Hazardous Substances” means: (A) “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” or “toxic pollutants,” as such terms are defined under any Environmental Laws; (B) any other hazardous or radioactive substance, contaminant, or waste; and (C) any other substance with respect to which any Environmental Law or Governmental Authority requires environmental investigation, regulation, monitoring, or remediation. “Indebtedness” means, without duplication and with respect to the Company, all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services (other than Current Liabilities taken into account in the calculation of Closing Working Capital), (c) long or short- term obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement; (e) capital lease obligations; (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions; (g) guarantees made by the Company on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f); and (h) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (g). “Indemnified Party” has the meaning set forth in Section 8.05. “Indemnifying Party” has the meaning set forth in Section 8.05. “Independent Accountant” means an independent certified public accountant as mutually agreed upon by Seller’s Accountants and Buyer’s Accountants. “Insurance Policies” has the meaning set forth in Section Section 3.16. “Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) trade secrets, know- how, inventions (whether or not patentable), discoveries, improvements, technology, business and DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

6 technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (f) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; and (g) all other intellectual or industrial property and proprietary rights. “Interim Balance Sheet” has the meaning set forth in Section Section 3.06. “Interim Balance Sheet Date” has the meaning set forth in Section Section 3.06. “Interim Financial Statements” has the meaning set forth in Section Section 3.06. “Issue Price” means the volume-weighted average price of the Phunware Shares on each trading day during the thirty (30) consecutive days immediately preceding the price calculation date. “Knowledge of Seller or Seller’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of Seller or the Company, after due reasonable inquiry. “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority. “Liabilities” has the meaning set forth in Section Section 3.07. “Licensed Intellectual Property” means all Intellectual Property in which the Company holds any rights or interests granted by other Persons, including Seller or any of its Affiliates. “Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except to the extent actually awarded to a Governmental Authority or other third party. “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Company, or (b) the ability of Seller to consummate the transactions contemplated hereby on a timely basis. “Material Contracts” has the meaning set forth in Section Section 3.09(a). “Material Customers” has the meaning set forth in Section Section 3.15(a). “Material Suppliers” has the meaning set forth in Section 3.15(b). “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities. “Permitted Encumbrances” has the meaning set forth in Section Section 3.10(a). “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

7 “Phunware Preferred Stock” has the meaning set forth in Section 4.10. “Phunware Shares” means shares of common stock of Buyer, par value $0.0001 per share. “Platform Agreements” has the meaning set forth in Section Section 3.12(h). “Post-Closing Adjustment” has the meaning set forth in Section Section 2.04(b)(ii). “Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date. “Purchase Consideration” has the meaning set forth in Section Section 2.02. “Quarterly Cash Payment” has the meaning set forth in Section Section 2.02. “Quarterly Phunware Share Issuance” has the meaning set forth in Section Section 2.02. “Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon. “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person. “Resolution Period” has the meaning set forth in Section Section 2.04(c)(ii). “Restricted Business” means any business that would be directly or indirectly competitive with the Company as of the Closing Date, including specifically, designing, assembling and selling personal computers. “Restricted Period” has the meaning set forth in Section 5.06(a). “Review Period” has the meaning set forth in Section Section 2.04(c)(i). “SEC” means the Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended. “Seller” has the meaning set forth in the preamble. “Seller Account” has the meaning set forth in Section 2.03(a)(i)(A). “Seller Indemnitees” has the meaning set forth in Section 8.03. “Seller’s Accountants” means Jeff Gast. “Shares” has the meaning set forth in the recitals. “Statement of Objections” has the meaning set forth in Section Section 2.04(c)(ii). “Straddle Period” has the meaning set forth in Section 6.01(a). DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

8 “Target Working Capital” means an amount equal to: (i) inventory plus sufficient cash to cover any payables of prepaid orders (including payables related to such orders, shipping and credit card purchases; but specifically excluding the value of such orders) and required to ship any prepaid orders (for the avoidance of doubt, the cash does not include an amount equal to cover the value of all orders), less (ii) any prepaid orders, which shall be determined in good faith by Buyer and Seller in writing three (3) business days prior to the Closing. For the avoidance of doubt, Buyer shall not be obligated to pay any out of pocket costs to cover the prepaid orders. “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties. “Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Territory” means the United States of America. “Third Party Claim” has the meaning set forth in Section 8.05(a). “Transaction Expenses” means all fees and expenses incurred by the Company or Seller at or prior to the Closing in connection with the preparation, negotiation and execution of this Agreement and the Employment Agreement, and the performance and consummation of the transactions contemplated hereby and thereby. “Undisputed Amounts” has the meaning set forth in Section 2.04(c)(iii). ARTICLE II PURCHASE AND SALE Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares, free and clear of all Encumbrances, for the consideration specified in Section 2.02. Section 2.02 Purchase Consideration and Limitations. (a) Purchase Consideration. The aggregate purchase consideration for the Shares (the “Purchase Consideration”) shall be (a) $3,000,000 in cash, as adjusted per the terms hereof, payable at Closing (the “Closing Cash Payment”), (b) up to $2,250,000 in cash, as adjusted per the terms hereof, in two equal installments valued at up to $1,125,000, each on the last Business Day of each of the first (Fiscal Quarter ending December 31, 2021) and third (Fiscal Quarter ending June 30, 2022) Fiscal Quarters following Closing (each a “Quarterly Cash Payment”), (c) issuance of Phunware Shares with an aggregate value of $2,250,000, as adjusted per the terms hereof, in two equal installments valued at up to $1,125,000, each based upon the Issue Price on the last Business Day of each of the second (Fiscal Quarter ending March 31, 2022) and fourth (Fiscal Quarter ending September 30, 2022) Fiscal Quarters following Closing Fiscal Quarters following Closing (each a “Quarterly Phunware Share Issuance”) (d) up to $1,250,000 in cash DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

9 (the “Earn-out Cash Payment”) and issuance of Phunware Shares valued at up to $1,250,000 based upon the Issue Price on the first anniversary of Closing (the “Earn-out Phunware Share Issuance”), as adjusted per the terms hereof, in aggregate Earn-out Consideration calculated and issued as provided in Section 2.05, and (e) a relocation bonus (the “Relocation Bonus”) in an amount equal to $317,000, which shall be paid at Closing. Notwithstanding the foregoing, all Purchase Consideration is subject to adjustment pursuant to Section 2.02(b) and Section 2.04 hereof. (b) Limitation on Number of Phunware Shares Issuable. Notwithstanding anything herein to the contrary, the Buyer shall not issue to Seller Phunware Shares as Purchase Consideration hereunder, to the extent such shares in the aggregate would exceed 19.9% of either (i) the total number of shares of Buyer Common Stock outstanding on the date of Closing or (b) the total voting power of the Company's securities outstanding on the date of Closing that are entitled to vote on a matter being voted on by holders of the Buyer’s Common Stock. The aggregate Purchase Consideration and Phunware Shares issuable by Buyer as provided in Section 2.02(a) shall be adjusted and proportionately reduced to reflect any limitation on the Phunware Shares issuable hereunder pursuant to this Section 2.02(b). Section 2.03 Transactions to be Effected at the Closing and Post Closing. (a) At the Closing, Buyer shall: (i) deliver to Seller: (A) the Closing Cash Payment and the Relocation Bonus by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer no later than two (2) Business Days prior to the Closing Date (the “Seller Account”); (B) the Employment Agreement and all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing. (ii) pay, on behalf of the Company or Seller, the following amounts: (A) Indebtedness of the Company to be paid at Closing, by wire transfer of immediately available funds to the accounts and in the amounts specified on the Closing Indebtedness Certificate; and (B) any Transaction Expenses unpaid at Closing, by wire transfer of immediately available funds to the accounts and in the amounts specified on the Closing Transaction Expenses Certificate. (b) At the Closing, Seller shall deliver to Buyer: (i) stock certificates evidencing the Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto; and DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

10 (ii) the Employment Agreement and all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the Closing. (c) Within five (5) Business Days after the expiration of each of the four Fiscal Quarters following Closing, Buyer shall deliver to Seller, as applicable, the Quarterly Cash Payment by wire transfer to the Seller Account or a stock certificate representing the applicable Quarterly Phunware Share Issuance, each of which shall be subject to adjustment pursuant to Section 2.02(b) and Section Section 2.04 hereof. (d) Buyer shall deliver to Seller as provided in Section 2.05(c): (i) the Earn-out Cash Payment by wire transfer of immediately available funds to the Seller Account, which shall be subject to adjustment pursuant to Section 2.04 hereof; and (ii) a stock certificate representing the applicable Earn-out Phunware Share Issuance, which shall be subject to adjustment pursuant to Section 2.02(b) and Section Section 2.04 hereof. Section 2.04 Purchase Consideration Adjustment. (a) Closing Adjustment. (i) At the Closing, the Purchase Consideration shall be adjusted in the following manner: (A) either (1) an increase by the amount, if any, by which the Estimated Closing Working Capital (as determined in accordance with Section Section 2.04(a)(ii)) is greater than the Target Working Capital, or (2) a decrease by the amount, if any, by which the Estimated Closing Working Capital is less than the Target Working Capital; (B) a decrease by the outstanding Indebtedness of the Company as of the close of business on the Closing Date; and (C) a decrease by the amount of unpaid Transaction Expenses of the Company as of the close of business on the Closing Date. The net amount of Purchase Consideration payable at Closing, after giving effect to the adjustments listed above shall be the “Closing Cash Payment” (ii) At least three (3) Business Days before the Closing, Seller shall prepare and deliver to Buyer a statement setting forth its good faith estimate of Closing Working Capital (the “Estimated Closing Working Capital”), which statement shall contain an estimated balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated herein), a calculation of Estimated Closing Working Capital (the “Estimated Closing Working Capital Statement”), and a certificate of the Chief Executive Officer of Seller that the Estimated Closing Working Capital Statement was prepared in accordance with GAAP on an accrual basis using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

11 judgments and valuation and estimation methodologies that were used in the preparation of the Annual Financial Statements for the most recent fiscal year end as if such Estimated Closing Working Capital Statement was being prepared and audited as of a fiscal year end. (b) Post-Closing Adjustment. (i) Within 60 days after the Closing Date, Buyer shall prepare and deliver to Seller a statement setting forth its calculation of Closing Working Capital, which statement shall contain a balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated herein), a calculation of Closing Working Capital (the “Closing Working Capital Statement”) and a certificate of the Chief Financial Officer of Buyer that the Closing Working Capital Statement was prepared in accordance with GAAP on an accrual basis applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Annual Financial Statements for the most recent fiscal year end as if such Closing Working Capital Statement was being prepared and audited as of a fiscal year end. (ii) The post-closing adjustment shall be an amount equal to the Closing Working Capital minus the Estimated Closing Working Capital (the “Post-Closing Adjustment”). (c) Examination and Review. (i) Examination. After receipt of the Closing Working Capital Statement, Seller shall have 30 days (the “Review Period”) to review the Closing Working Capital Statement. During the Review Period, Seller and Seller’s Accountants shall have full access to the books and records of the Company, the personnel of, and work papers prepared by, Buyer and/or Buyer’s Accountants to the extent that they relate to the Closing Working Capital Statement and to such historical financial information (to the extent in Buyer’s possession) relating to the Closing Working Capital Statement as Seller may reasonably request for the purpose of reviewing the Closing Working Capital Statement and to prepare a Statement of Objections (defined below), provided, that such access shall be in a manner that does not interfere with the normal business operations of Buyer or the Company. (ii) Objection. On or prior to the last day of the Review Period, Seller may object to the Closing Working Capital Statement by delivering to Buyer a written statement setting forth Seller’s objections in reasonable detail, indicating each disputed item or amount and the basis for Seller’s disagreement therewith (the “Statement of Objections”). If Seller fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Working Capital Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Working Capital Statement shall be deemed to have been accepted by Seller. If Seller delivers the Statement of Objections before the expiration of the Review Period, Buyer and Seller shall negotiate in good faith to resolve such objections within 30 days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

12 Resolution Period, the Post-Closing Adjustment and the Closing Working Capital Statement with such changes as may have been previously agreed in writing by Buyer and Seller, shall be final and binding. (iii) Resolution of Disputes. If Seller and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to the Independent Accountant who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Working Capital Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively. (iv) Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid by Seller, on the one hand, and by Buyer, on the other hand, based upon the percentage that the amount actually contested but not awarded to Seller or Buyer, respectively, bears to the aggregate amount actually contested by Seller and Buyer. (v) Determination by Independent Accountant. The Independent Accountant shall make a determination as soon as practicable within 30 days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Working Capital Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto. (d) Payments of Post-Closing Adjustment. Any payment of the Post-Closing Adjustment shall be made by adjustment of the Quarterly Cash Payments, Quarterly Phunware Share Issuances and/or the Earn-out Consideration, as determined by the Buyer in its discretion. The amount of any Post-Closing Adjustment shall not bear interest. (e) Adjustments for Tax Purposes. Any payments made pursuant to Section Section 2.04 shall be treated as an adjustment to the Purchase Consideration by the parties for Tax purposes, unless otherwise required by Law. Section 2.05 Earn-out. (a) Earn-out Consideration. As additional consideration for the Shares, at such time as provided in Section 2.03(d), Buyer shall pay Seller an Earn-out Cash Payment and make an Earn-out Phunware Share Issuance (collectively the “Earn-out Consideration”) valued at up to $2,500,000, which shall be based upon the gross revenue of the Company between the Closing and first anniversary of Closing (the “Calculation Period”) calculated as follows: (i) If gross revenue of the Company equals or exceeds $12,000,000, the total Earn-out Consideration value shall be $2,500,000; DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

13 (ii) If gross revenue of the Company is less than $12,000,000 but greater than $9,000,000, the Earn-out Consideration value shall equal the product of $2,500,000 and the percentage that the gross revenue represents of $12,000,000. By way of example, if gross revenue is $10,000,000, which is 83.3% of $12,000,000, the Earn-out Consideration value would equal $2,082,500 ($2,500,000*0.833); (iii) If gross revenue of the Company is less than $9,000,000 but greater than $6,000,000, the Earn-out Consideration value shall equal $1,250,000; and (iv) If gross revenue of the Company is less than $6,000,000, no Earn-out Consideration shall be payable. Earn-out Consideration shall be payable as provided in Section 2.03(d) one-half in cash consideration and one-half in Phunware Shares and shall be subject to the limitations and adjustments provided for in Section 2.02(b). (b) Procedures Applicable to Determination of the Earn-out Consideration. (i) On or before the date which is 30 days after the last day of the Calculation Period (the “Earn-out Calculation Delivery Date”), Buyer shall prepare and deliver to Seller a written statement (the “Earn-out Calculation Statement”) setting forth in reasonable detail its determination of gross revenue for the Calculation Period and its calculation of the resulting Earn-out Consideration, specifying amount of the Earn-out Cash Payment and make an Earn-out Phunware Share Issuance, and any applicable adjustments (in each case, an “Earn-out Calculation”). Any such Earn-out Calculation shall be prepared in a manner consistent with the Company’s preparation of its financial statements prior to the Closing. (ii) Seller shall have 15 days after receipt of the Earn-out Calculation Statement for each Calculation Period (in each case, the “Earn-out Review Period”) to review the Earn-out Calculation Statement and the Earn-out Calculation set forth therein. During the Earn-out Review Period, Seller and its accountants shall have the right to inspect the Company’s books and records during normal business hours at the Company’s offices, upon reasonable prior notice and solely for purposes reasonably related to the determinations of gross revenues and the resulting Earn-out Consideration. Prior to the expiration of the Earn-out Review Period, Seller may object to the Earn-out Calculation set forth in the Earn-out Calculation Statement by delivering a written notice of objection (an “Earn-out Calculation Objection Notice”) to Buyer. Any Earn-out Calculation Objection Notice shall specify the items in the applicable Earn-out Calculation disputed by Seller and shall describe in reasonable detail the basis for such objection, as well as the amount in dispute. If Seller fails to deliver an Earn-out Calculation Objection Notice to Buyer prior to the expiration of the Earn-out Review Period, then the Earn-out Calculation set forth in the Earn-out Calculation Statement shall be final and binding on the parties hereto. If Seller timely delivers an Earn-out Calculation Objection Notice, Buyer and Seller shall negotiate in good faith to resolve the disputed items and agree upon the resulting amount of the gross revenue and the Earn-out Consideration. If Buyer and Seller are unable to reach agreement within 15 days after such an Earn-out Calculation Objection Notice has been given, all unresolved disputed items shall be promptly referred to the Independent Accountant. The Independent DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

14 Accountant shall be directed to render a written report on the unresolved disputed items with respect to the applicable Earn-out Calculation as promptly as practicable, but in no event greater than 15 days after such submission to the Independent Accountant, and to resolve only those unresolved disputed items set forth in the Earn-out Calculation Objection Notice. If unresolved disputed items are submitted to the Independent Accountant, Buyer and Seller shall each furnish to the Independent Accountant such work papers, schedules and other documents and information relating to the unresolved disputed items as the Independent Accountant may reasonably request. The Independent Accountant shall resolve the disputed items based solely on the applicable definitions and other terms in this Agreement and the presentations by Buyer and Seller, and not by independent review. The resolution of the dispute and the calculation of gross that is the subject of the applicable Earn-out Calculation Objection Notice by the Independent Accountant shall be final and binding on the parties hereto. The fees and expenses of the Independent Accountant shall be borne by Seller and Buyer in proportion to the amounts by which their respective calculations of gross revenue differ from gross revenue as finally determined by the Independent Accountant. (c) Timing of Delivery of Earn-out Consideration. Subject to Section 2.05(d), any Earn-out Consideration that Buyer is required to pay pursuant to Section 2.05(a) hereof shall be paid in full no later than 15 Business Days following the date upon which the determination of gross revenue for the applicable Calculation Period becomes final and binding upon the parties as provided in Section 2.05(b)(ii) (including any final resolution of any dispute raised by Seller in an Earn-out Calculation Objection Notice). Buyer shall deliver to Seller the applicable Earn-out Consideration. (d) Post-closing Operation of the Company. Subject to the terms of this Agreement, subsequent to the Closing, Buyer shall have sole discretion with regard to all matters relating to the operation of the Company; provided, that Buyer shall not, directly or indirectly, take any actions in bad faith that would have the purpose of avoiding or reducing any of the Earn-out Payments hereunder. If, subsequent to the Closing, Buyer materially changes the mode of the gaming personal computer sales process, price or margin, Buyer will proportionally credit Seller’s Earn-out Calculation (including any necessary credits to the Company’s revenue) so Seller receives full credit based on the previous 12 months’ performance prior to the change. (e) Right of Set-off. Buyer shall have the right to withhold and set off against any amount otherwise due to be paid pursuant to this Section 2.05, the amount of (i) any Post Closing Adjustment owed to it pursuant to Section Section 2.04 and (ii) any Losses to which any Buyer Indemnified Party may be entitled under ARTICLE VIII of this Agreement. (f) No Security. The parties hereto understand and agree that (i) the contingent rights to receive any Earn-out Consideration shall not be represented by any form of certificate or other instrument, are not transferable except by operation of Laws relating to descent and distribution, divorce and community property, and do not constitute an equity or ownership interest in Buyer or the Company, (ii) Seller shall not have any rights as a securityholder of Buyer or the Company as a result of Seller’s contingent right to receive any Earn-out Consideration hereunder, and (iii) no interest is payable with respect to any Earn-out Consideration. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

15 Section 2.06 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at 12:01 a.m. Central time on a date determined by Buyer, in its discretion (provided, however, Buyer shall give Seller at least forty-eight (48) hours prior notice of its intent to close), within forty-five (45) calendar days of the date of this Agreement but not before October 1, 2021, or as soon as practicable on such date subsequent thereto that is no later than two Business Days after the last of the conditions to Closing set forth in ARTICLE VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of Winstead, PC, 401 Congress Avenue, Suite 2100, Austin, Texas 78701 or remotely by exchange of documents and signatures (or their electronic counterparts), or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”). Section 2.07 Withholding Tax. Buyer and the Company shall be entitled to deduct and withhold from the Purchase Consideration all Taxes that Buyer and the Company may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder. ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof. Section 3.01 Authority of Seller. Seller is an individual residing the state of Illinois. Seller has full power and authority to enter into this Agreement and the Employment Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. When the Employment Agreement has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), the Employment Agreement will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms. Section 3.02 Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Illinois and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section Section 3.02 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. All corporate actions taken by the Company in connection with this Agreement and the Employment Agreement will be duly authorized on or prior to the Closing. Section 3.03 Capitalization. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

16 (a) The authorized capital stock of the Company consists of 1,000 shares of common stock (“Common Stock”), of which 500 shares are issued and outstanding and constitute the Shares. All of the Shares have been duly authorized, are validly issued, fully paid and non- assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Shares, free and clear of all Encumbrances. (b) All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement, arrangement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person. (c) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares. Section 3.04 No Subsidiaries. The Company does not own, or have any interest in any shares or have an ownership interest in any other Person. Section 3.05 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the Employment Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Seller or the Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller or the Company; (c) require the consent, notice or other action by any Person under any Material Contract to which the Company is a Party or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of the Company. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller or the Company in connection with the execution and delivery of this Agreement and the Employment Agreement and the consummation of the transactions contemplated hereby and thereby. Section 3.06 Financial Statements. Complete copies of the Company’s financial statements consisting of the balance sheet of the Company as at December 31 in each of the years 2020, and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended (the “Annual Financial Statements”), and financial statements consisting of the balance sheet of the Company as at June 30, 2021 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the six-month period then ended (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”) have been delivered to Buyer. The Financial Statements have been prepared in accordance with GAAP on an accrual basis applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

17 presented in the Annual Financial Statements). The Financial Statements are based on the books and records of the Company, and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of December 31, 2020 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of the Company as of June 30, 2021 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”. Except as described on Schedule 3.06, the Company maintains a standard system of accounting established and administered in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, with respect to Seller, any reference in this Agreement to “in accordance with GAAP” or similar language shall include any differences in Seller’s accounting and records from GAAP as included on Schedule 3.06. Section 3.07 Undisclosed Liabilities. The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount. Section 3.08 Absence of Certain Changes, Events and Conditions. Except as disclosed on Schedule 3.08, since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any: (a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) amendment of the charter, by-laws or other organizational documents of the Company; (c) split, combination or reclassification of any shares of its capital stock; (d) issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock; (e) declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock; (f) material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements; (g) material change in the Company’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits; (h) entry into any Contract that would constitute a Material Contract; DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

18 (i) incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice; (j) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements; (k) transfer or assignment of or grant of any license or sublicense under or with respect to any Company Intellectual Property or Company IP Agreements except non-exclusive licenses or sublicenses granted in the ordinary course of business consistent with past practice; (l) abandonment or lapse of or failure to maintain in full force and effect any Company IP Registration, or failure to take or maintain reasonable measures to protect the confidentiality or value of any Trade Secrets included in the Company Intellectual Property; (m) material damage, destruction or loss (whether or not covered by insurance) to its property; (n) any capital investment in, or any loan to, any other Person; (o) acceleration, termination, material modification to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound; (p) any material capital expenditures; (q) imposition of any Encumbrance upon any of the Company properties, capital stock or assets, tangible or intangible; (r) (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed $10,000, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant; (s) hiring or promoting any person as or to (as the case may be) an officer or hiring or promoting any employee below officer/ except to fill a vacancy in the ordinary course of business; (t) adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, or (ii) Benefit Plan; (u) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers and employees; DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

19 (v) entry into a new line of business or abandonment or discontinuance of existing lines of business; (w) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; (x) purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $10,000, individually (in the case of a lease, per annum) or $50,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice; (y) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; (z) action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer in respect of any Post-Closing Tax Period; or (aa) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing. Section 3.09 Material Contracts. (a) Section Section 3.09(a) of the Disclosure Schedules lists each of the following Contracts of the Company (such Contracts, together with all Company IP Agreements set forth in Section Section 3.12(b) of the Disclosure Schedules, being “Material Contracts”): (i) each Contract of the Company involving aggregate consideration in excess of $10,000 and which, in each case, cannot be cancelled by the Company without penalty or without more than 90 days’ notice; (ii) all Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions; (iii) all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax, environmental or other Liability of any Person; (iv) all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise); (v) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company is a party; DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

20 (vi) all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without material penalty or without more than 90 days’ notice; (vii) except for Contracts relating to trade payables, all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company; (viii) all Contracts with any Governmental Authority to which the Company is a party (“Government Contracts”); (ix) all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time; (x) any Contracts to which the Company is a party that provide for any joint venture, partnership or similar arrangement by the Company; (xi) all Contracts between or among the Company on the one hand and Seller or any Affiliate of Seller (other than the Company) on the other hand; and (xii) any other Contract that is material to the Company and not previously disclosed pursuant to this Section Section 3.09. (b) As of the Effective Date, each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to Seller’s Knowledge, any other party thereto is in material breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. To Seller’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. Section 3.10 Title to Assets; Real Property. (a) The Company has good and valid title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Annual Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as “Permitted Encumbrances”): (i) liens for Taxes not yet due and payable; (ii) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company; DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

21 (iii) easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, individually or in the aggregate, material to the business of the Company; or (iv) other than with respect to owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company. (b) Section Section 3.10(b) of the Disclosure Schedules lists (i) the street address of each parcel of Real Property; (ii) if such property is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. Seller has delivered or made available to Buyer true, complete and correct copies of any leases affecting the Real Property. The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of the Company’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company. There are no Actions pending nor, to the Seller’s Knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings. Section 3.11 Reserved. Section 3.12 Intellectual Property. (a) Section Section 3.12(a) of the Disclosure Schedules contains a correct, current, and complete list of: (i) all Company IP Registrations; (ii) all unregistered Trademarks included in the Company Intellectual Property; (iii) all proprietary software of the Company; and (iv) all other Company Intellectual Property used or held for use in the Company’s business as currently conducted and as proposed to be conducted. (b) Section Section 3.12(b) of the Disclosure Schedules contains a correct, current, and complete list of all Company IP Agreements, separately identifying the Company IP Agreements: (i) under which the Company is a licensor or otherwise grants to any Person any right or interest relating to any Company Intellectual Property; (ii) under which the Company is a licensee or otherwise granted any right or interest relating to the Intellectual Property of any Person; and (iii) which otherwise relate to the Company’s ownership or use of Intellectual Property, in each case identifying the Intellectual Property covered by such Company IP Agreement. Seller has provided Buyer with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Company IP Agreement is valid and binding on the Company in accordance with its terms and is in full force and effect. Neither the Company nor, to Seller’s Knowledge, any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Company IP Agreement. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

22 (c) The Company is the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record, owner of all right, title, and interest in and to the Company Intellectual Property, and has the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the Company’s business as currently conducted and as proposed to be conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances. The Company has entered into binding, valid and enforceable, written Contracts with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Intellectual Property during the course of employment or engagement with the Company whereby such employee or independent contractor (i) acknowledges the Company’s exclusive ownership of all Intellectual Property invented, created, or developed by such employee or independent contractor within the scope of his or her employment or engagement with the Company; (ii) grants to the Company a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property, to the extent such Intellectual Property does not constitute a “work made for hire” under applicable Law; and (iii) irrevocably waives any right or interest, including any moral rights, regarding any such Intellectual Property, to the extent permitted by applicable Law. Seller has provided Buyer with true and complete copies of all such Contracts. All assignments and other instruments necessary to establish, record, and perfect the Company’s ownership interest in the Company IP Registrations have been validly executed, delivered, and filed with the relevant Governmental Authorities and authorized registrars. (d) Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, the Company’s right to own or use any Company Intellectual Property or Licensed Intellectual Property. (e) To Seller’s Knowledge, all of the Company Intellectual Property and Licensed Intellectual Property are valid and enforceable, and all Company IP Registrations are subsisting and in full force and effect. The Company has taken all necessary steps to maintain and enforce the Company Intellectual Property and Licensed Intellectual Property and to preserve the confidentiality of all Trade Secrets included in the Company Intellectual Property, including by requiring all Persons having access thereto to execute binding, written non-disclosure agreements. All required filings and fees related to the Company IP Registrations have been timely submitted with and paid to the relevant Governmental Authorities and authorized registrars. Seller has provided Buyer with true and complete copies of all file histories, documents, certificates, office actions, correspondence, assignments, and other instruments relating to the Company IP Registrations. (f) The conduct of the Company’s business as currently and formerly conducted and as proposed to be conducted, including the use of the Company Intellectual Property and Licensed Intellectual Property in connection therewith, and the products, processes and services of the Company have not infringed, misappropriated or otherwise violated, and will not infringe, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person. To Seller’s Knowledge, no Person has infringed, misappropriated or otherwise violated any Company Intellectual Property or Licensed Intellectual Property. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

23 (g) There are no Actions (including any opposition, cancellation, revocation, review, or other proceeding), whether settled, pending, or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation by the Company of the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Company Intellectual Property or Licensed Intellectual Property or the Company’s right, title, or interest in or to any Company Intellectual Property or Licensed Intellectual Property; or (iii) by the Company or by the owner of any Licensed Intellectual Property alleging any infringement, misappropriation, or other violation by any Person of the Company Intellectual Property or such Licensed Intellectual Property. Neither Seller nor the Company is aware of any facts or circumstances that could reasonably be expected to give rise to any such Action. The Company is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any Company Intellectual Property or Licensed Intellectual Property. (h) Section Section 3.12(h) of the Disclosure Schedules contains a correct, current, and complete list of all social media accounts used in the Company’s business. The Company has complied with all terms of use, terms of service, and other Contracts and all associated policies and guidelines relating to its use of any social media platforms, sites, or services (collectively, “Platform Agreements”). There are no Actions, whether settled, pending, or to Seller’s Knowledge threatened, alleging any (A) breach or other violation of any Platform Agreement by the Company; or (B) defamation, violation of publicity rights of any Person, or any other violation by the Company in connection with its use of social media. (i) All Company IT Systems are in good working condition and are sufficient for the operation of the Company’s business as currently conducted and as proposed to be conducted. There has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems that has resulted or is reasonably likely to result in disruption or damage to the business of the Company. The Company has taken all commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and Software and hardware support arrangements. (j) The Company has materially complied with all applicable Laws and all publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Company’s business. The Company has not (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in its possession or control or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning the Company’s collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and there are no facts or circumstances that could reasonably be expected to give rise to any such Action. Section 3.13 Inventory. All inventory of the Company, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

24 consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company free and clear of all Encumbrances, and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company. Section 3.14 Accounts Receivable. The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company, are collectible in full within 90 days after billing. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes. Section 3.15 Customers and Suppliers. (a) Section Section 3.15(a) of the Disclosure Schedules sets forth (i) each customer who has paid aggregate consideration to the Company for goods or services rendered in an amount greater than or equal to $20,000 for each of the two most recent fiscal years (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. The Company has not received any notice, and has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to use its goods or services or to otherwise terminate or materially reduce its relationship with the Company. (b) Section Section 3.15(b) of the Disclosure Schedules sets forth each supplier to whom the Company has paid consideration for goods or services rendered in an amount greater than or equal to $100,000 for each of the two most recent fiscal years (collectively, the “Material Suppliers”). The Company has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company. Section 3.16 Insurance. Section Section 3.16 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Seller or its Affiliates (including the Company) and relating to the assets, business, operations, employees, officers and directors of the Company (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Buyer. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. Neither the Seller nor any of its Affiliates (including the Company) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

25 Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience- based liability on the part of the Company. All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the business of the Company pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of Seller or any of its Affiliates (including the Company) is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound. Section 3.17 Legal Proceedings; Governmental Orders. (a) There are no Actions pending or, to Seller’s Knowledge, threatened (a) against or by the Company affecting any of its properties or assets (or by or against Seller or any Affiliate thereof and relating to the Company); or (b) against or by the Company, Seller or any Affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. (b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets. Section 3.18 Compliance With Laws; Permits. (a) The Company has complied, and is now complying, with all Laws applicable to it or its business, properties or assets in all material respects. (b) All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section Section 3.18(b) of the Disclosure Schedules lists all current Permits issued to the Company, including the names of the Permits and their respective dates of issuance and expiration. To Seller’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.18(b) of the Disclosure Schedules. Section 3.19 Environmental Matters. (a) The Company has complied, and is now complying, with all Environmental Laws in all material respects. Neither the Company nor Seller has received notice from any Person that the Company, its business or assets, or any real property currently or formerly owned, leased, or used by the Company is or may be in violation of any Environmental Law or any applicable Law regarding Hazardous Substances. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

26 (b) There has not been any spill, leak, discharge, injection, escape, leaching, dumping, disposal, or release of any kind of any Hazardous Substances in violation of any Environmental Law: (i) with respect to the business or assets of the Company; or (ii) at, from, in, adjacent to, or on any real property currently or formerly owned, leased, or used by the Company. There are no Hazardous Substances in, on, about, or migrating to any real property currently or formerly owned, leased, or used by the Company, and such real property is not affected in any way by any Hazardous Substances. Section 3.20 Employee Benefit Matters. (a) Section Section 3.20(a) of the Disclosure Schedules contains a true and complete list of each “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not written and whether or not subject to ERISA, and each supplemental retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, equity, change in control, retention, severance, salary continuation, and other similar agreement, plan, policy, program, practice, or arrangement which is or has been established, maintained, sponsored, or contributed to by the Company or under which the Company has or may have any Liabilities (as listed on Section Section 3.20(a) of the Disclosure Schedules, each, a “Benefit Plan”). Section 3.21 Employment Matters. (a) Section Section 3.21(a) of the Disclosure Schedules (i) all employees, independent contractors, and consultants of the Company; and (ii) for each individual described in clause (i), (A) the individual’s title or position, hire date, and compensation, (B) any Contracts entered into between the Company and such individual, and (C) the fringe benefits provided to each such individual. All compensation payable to all employees, independent contractors, or consultants of the Company for services performed on or prior to the Closing Date have been paid in full. (b) The Company is not, and has not been, a party to or bound by any collective bargaining agreement or other Contract with a union or similar labor organization. (c) The Company is and has been in compliance with: (i) all applicable employment Laws and agreements regarding hiring, employment, termination of employment, plant closings and mass layoffs, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, engagement and classification of independent contractors, payroll taxes, and immigration with respect to all employees, independent contractors, and contingent workers; and (ii) all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing employees of the Company. Section 3.22 Taxes. (a) Except as disclosed on Schedule 3.22, all Tax Returns required to be filed on or before the Closing Date by the Company have been, or will be, timely filed. Such Tax Returns DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

27 are, or will be, true, complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been, or will be, timely paid. (b) The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law. (c) No claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction. (d) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company. (e) The amount of the Company’s Liability for unpaid Taxes for all periods ending on or before the Interim Balance Sheet Date does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of the Company’s Liability for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years). (f) All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid. (g) The Company is not a party to any Action by any taxing authority. There are no pending or to Seller’s Knowledge threatened Actions by any taxing authority. (h) Seller has delivered to Buyer copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after December 31, 2016. (i) There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company. (j) The Company is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement. Section 3.23 Books and Records. The minute books and stock record books of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of the Company, and no meeting, or action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

28 Section 3.24 Brokers. Except for WebsiteClosers.com, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the Employment Agreement based upon arrangements made by or on behalf of Seller. Section 3.25 Acknowledgments of Seller. Seller acknowledges and agrees that: (a) he has (i) conducted his own independent review and analysis of the business, assets, condition and operations of Buyer and its Affiliates, (ii) received all documents, books and records pertaining to Buyer and its Affiliates it requested, (iii) had reasonable opportunity to ask questions and receive answers concerning Buyer and its Affiliates, and all such questions have been answered to its satisfaction, and (iv) made the determination to acquire the Phunware Shares which constitute a portion of the Purchase Consideration independent of any such answers given; (b) he is an “accredited investor”, as that term is defined in Rule 501(a) of the Securities Act; (c) he is not relying on any statement or representation made by or on behalf of Buyer, its Affiliates or their respective representatives, except for the representations and warranties set forth in ARTICLE IV of this Agreement or pursuant to any certificate or other agreement delivered by Buyer in connection herewith; (d) in entering into this Agreement and the Employment Agreement, he has relied solely upon his own investigation and analysis and the representations and warranties of Buyer set forth in this Agreement, the Disclosure Schedules or any certificate or other agreement delivered by Buyer in connection herewith; (e) the Phunware Shares which constitute a portion of the Purchase Consideration have not been and will not be registered for sale under the Securities Act or registered or qualified under any state securities Laws; (f) he has had the opportunity to consult with his own Tax and other advisors with respect to the consequences to it of the transactions contemplated by this Agreement (including, but not limited to, the disposition of the Company and the receipt or ownership of the Purchase Consideration), including the Tax consequences under Tax Laws of any applicable Governmental Authority and the possible effects of changes in such Tax Laws, and it is relying solely upon the advice of such advisors in evaluating such consequences, (ii) none of Buyer, its Affiliates, their respective successors, beneficiaries, heirs and assigns, or their respective past and present representatives makes or has made any representations or warranties to Seller regarding the Tax consequences of the transactions contemplated by this Agreement under the Tax Laws of any applicable Governmental Authority and the possible effects of changes in such Tax Laws, and (iii) he understands that it will be responsible for its own Tax liability that may arise as a result of the transactions contemplated by this Agreement. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

29 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof. Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the Employment Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and Employment Agreement, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When the Employment Agreement has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), the Employment Agreement will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms. Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the Employment Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Employment Agreement and the consummation of the transactions contemplated hereby and thereby. Section 4.03 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the Employment Agreement based upon arrangements made by or on behalf of Buyer. Section 4.05 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Consideration and consummate the transactions contemplated by this Agreement. Section 4.06 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

30 otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action. Section 4.07 Rule 144 Hold Period. For purposes of Rule 144(d) under the Securities Act and the applicable holding period thereunder, it is the intent of the Buyer that all of the Phunware Shares to be issued to Seller pursuant to this Agreement, including each Quarterly Phunware Share Issuance and the Earn-Out Phunware Share Issuance, shall be deemed to have been acquired by the Seller on the date of Closing in accordance with the provisions of Rule 144(d)(3)(iii). Section 4.08 Capital Stock. The authorized capital stock of Buyer consists of: (i) 1,000,000,000 shares of common stock, par value $0.0001 per share; and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share (the “Phunware Preferred Stock”). As of the date of this Agreement: (A) 75,226,460 Phunware Shares were issued and outstanding (not including shares held in treasury); (B) no Phunware shares are held by Buyer in its treasury; and (C) no shares of Phunware Preferred Stock are outstanding or held by Buyer in its treasury. All of the outstanding shares of capital stock of Buyer are, and all shares of capital stock of Buyer which may be issued as contemplated or permitted by this Agreement, including the Phunware Shares constituting each Quarterly Share Issuance and the Earn-out Phunware Shares, will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No subsidiary of Buyer owns any shares of Buyer’s capital stock. (a) Registration Statements; Private Placements. Attached hereto as Schedule 4.9 contains a list of all registration statements the Buyer has filed with the SEC which remain effective and pursuant to which additional securities may be issued by Buyer, including the types and amounts of securities registered pursuant to each registration statement, the types and amounts of securities already issued pursuant to each registration statement, and the types and amounts of securities which may still be issued pursuant to each registration statement. Schedule 4.9 also includes a list of any registration statements Buyer has filed and which have not yet been declared effective and any registration statements which Buyer is in the process of preparing for filing with the SEC. Schedule 4.08 contains a list of any transactions in process or contemplated by Buyer pursuant to which Buyer is obligated or contemplates issuing any Buyer Securities which will not be registered under the Securities Act, including the types and amounts of Buyer Securities to be issued in connection with such transactions. (b) Equity Plans. (i) As of the date of this Agreement, an aggregate of 1,179,822 Phunware Shares were reserved for issuance pursuant to equity plans (including stock option plans and restricted stock plans) of Buyer and not yet granted under such plans. (ii) Except as disclosed in the Buyer SEC Documents (hereinafter defined), as of the date of this Agreement, there are no outstanding (A) securities of Buyer or any of its subsidiaries convertible into or exchangeable for debt or shares of capital stock of Buyer, (B) options, warrants, or other agreements or commitments to acquire from Buyer or any of its subsidiaries, or obligations of Buyer or any of its subsidiaries to issue, any shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) Buyer, or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

31 based, directly or indirectly, on the value or price of, any shares of capital stock of Buyer, in each case that have been issued by Buyer or its subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of Buyer, being referred to collectively as “Buyer Securities”). All outstanding Phunware Shares, all outstanding Buyer equity awards, and all outstanding shares of capital stock, voting securities, or other ownership interests in any subsidiary of Buyer, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws. (iii) As of the date of this Agreement, there are no outstanding contracts requiring Buyer or any of its subsidiaries to repurchase, redeem, or otherwise acquire any Buyer Securities or the securities of any subsidiary of Buyer. (c) Voting Debt. No bonds, debentures, notes, or other indebtedness issued by Buyer or any of its subsidiaries: (i) having the right to vote on any matters on which stockholders or equityholders of Buyer or any of its subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of Buyer or any of its subsidiaries, are issued or outstanding. (d) Buyer Subsidiary Securities. As of the date of this Agreement, there are no outstanding: (i) securities of Buyer or any of its subsidiaries convertible into or exchangeable for debt, capital stock, voting securities, or other ownership interests in any subsidiary of Buyer; (ii) options, warrants, or other agreements or commitments to acquire from Buyer or any of its subsidiaries, or obligations of Buyer or any of its subsidiaries to issue, any debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any subsidiary of Buyer; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any subsidiary of Buyer, in each case that have been issued by a subsidiary of Buyer. Section 4.09 SEC Filings. Buyer has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2019 (the “Buyer SEC Documents”). True, correct, and complete copies of all the Buyer SEC Documents are publicly available on Electronic Data Gathering, Analysis, and Retrieval database of the SEC. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Buyer SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder), and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Documents. None of the Buyer SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

32 misleading. To the knowledge of Buyer, none of the Buyer SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Buyer SEC Documents. Section 4.10 Financial Statements. Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Buyer SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations, changes in stockholders’ equity, and cash flows of Buyer and its consolidated subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material). Section 4.11 Undisclosed Liabilities. The audited balance sheet of Buyer dated as of December 31, 2020 contained in the Buyer SEC Documents filed prior to the date hereof is hereinafter referred to as the “Buyer Balance Sheet.” Neither Buyer nor any of its subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Buyer Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Buyer Balance Sheet in the ordinary course of business consistent with past practice; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to be, have or become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Buyer, or (b) the ability of Buyer to consummate the transactions contemplated hereby on a timely basis. Section 4.12 Exchange Compliance. Buyer is in compliance in all material respects with all of the applicable listing and corporate governance rules of the NASDAQ Capital Market. Buyer has obtained all approvals from the NASDAQ Capital Market necessary in connection with the issuance of the Phunware Shares to be issued to Seller pursuant to the terms of this Agreement. Section 4.13 Rule 144(i) Status. Buyer has filed current “Form 10 information” (as such term is defined in Rule 144(i)(3)) with the SEC reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1)(i) at least one year prior to the date of this Agreement. ARTICLE V COVENANTS Section 5.01 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall, and shall cause the Company to, (x) conduct the business of the Company in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

33 of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. Without limiting the foregoing, from the date hereof until the Closing Date, Seller shall: (a) cause the Company to preserve and maintain all of its Permits; (b) cause the Company to pay its debts, Taxes and other obligations when due; (c) cause the Company to maintain the properties and assets owned, operated or used by the Company in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear; (d) cause the Company to continue in full force and effect without modification all Insurance Policies, except as required by applicable Law; (e) cause the Company to defend and protect its properties and assets from infringement or usurpation; (f) cause the Company to perform all of its obligations under all Contracts relating to or affecting its properties, assets or business; (g) cause the Company to maintain its books and records in accordance with past practice; (h) cause the Company to comply in all material respects with all applicable Laws; and (i) cause the Company not to take or permit any action that would cause any of the changes, events or conditions described in Section 3.08 to occur. Section 5.02 Access to Information. From the date hereof until the Closing, Seller shall, and shall cause the Company to, (a) afford Buyer and its Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to the Company; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Company as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller and the Company to cooperate with Buyer in its investigation of the Company. Any investigation pursuant to this Section 5.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller or the Company. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement. Section 5.03 No Solicitation of Other Bids. (a) Seller shall not, and shall not authorize or permit any of its Affiliates (including the Company) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

34 discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates (including the Company) and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of shares of capital stock or other equity securities of the Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company's properties or assets. (b) In addition to the other obligations under this Section 5.03, Seller shall promptly (and in any event within three Business Days after receipt thereof by Seller or its Representatives) advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same. (c) Seller agrees that the rights and remedies for noncompliance with this Section 5.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer. Section 5.04 Notice of Certain Events. (a) From the date hereof until the Closing, Seller shall promptly notify Buyer in writing of: (i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.01 to be satisfied; (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (iii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

35 (iv) any Actions commenced or, to Seller's Knowledge, threatened against, relating to or involving or otherwise affecting Seller or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.17 or that relates to the consummation of the transactions contemplated by this Agreement. (b) Buyer's receipt of information pursuant to this Section 5.04 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedules. Section 5.05 Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Section 5.06 Non-Competition; Non-Solicitation. (a) For a period of three (3) years commencing on the Closing Date (the “Restricted Period”), Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company and customers or suppliers of the Company. Notwithstanding the foregoing, Seller may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person. (b) During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit any employee of the Company or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 5.06(b) shall prevent Seller or any of its DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

36 Affiliates from hiring (i) any employee whose employment has been terminated by the Company or Buyer or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee. (c) During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of the Company or potential clients or customers of the Company for purposes of diverting their business or services from the Company. (d) Seller acknowledges that a breach or threatened breach of this 0 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond). (e) Seller acknowledges that the restrictions contained in this Section 5.06 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.06 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 5.06 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. (f) Notwithstanding anything herein or in any Employment Agreement between Seller and Buyer to the contrary, if the terms of this Agreement conflict with the terms of any Employment Agreement between Seller and Buyer, the terms of this Agreement shall control. Section 5.07 Closing Conditions. From the date hereof until the Closing, each party hereto shall, and Seller shall cause the Company to, use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in ARTICLE VII hereof. Section 5.08 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. Section 5.09 Exemption from Liability Under Section 16(b). The Buyer’s board of directors, or a committee composed solely of two or more non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly after the date DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

37 of this Agreement, and in any event prior to the Closing Date, take all such steps as may be necessary or appropriate to cause any and all acquisitions of Buyer Securities by Seller (including Phunware Shares, stock options, equity awards, restricted stock units, and/or any derivatives thereof) pursuant to the transactions contemplated by this Agreement, any offer letter to Seller and/or the Employment Agreement, to be exempt from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder to the fullest extent permitted by applicable Law and in accordance with the interpretive guidance set forth by the SEC. Section 5.10 Rule 144 Reporting. As long as Seller holds any Phunware Shares which were issued to Seller as part of the Purchase Consideration, Buyer shall use best efforts to: (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Closing; (b) file with the SEC in a timely manner all reports and other documents required of Buyer under the Securities Act and the Exchange Act; and (c) furnish to Seller forthwith upon written request a written statement by Buyer as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Buyer and such other reports and documents of Buyer as Seller may reasonably request in availing itself of any rule or regulation of the SEC allowing Seller to sell any such securities without registration. Section 5.11 No Outside Business; Termination of Employment. For a period of one (1) year commencing on the Closing Date (the “First Year”), Seller shall devote Seller's full time and attention to the performance of his duties under the Employment Agreement and will not engage in any outside business activities or render services of a business, professional or commercial nature for compensation to any other person or entity without the prior written consent of Buyer. Subject to the other provisions in this Section 5.11, in the event that Seller is terminated for Cause, voluntarily terminates his employment under the Employment Agreement or otherwise violates the provisions of this Section 5.11, Seller shall forfeit and Buyer shall have no further obligation to pay or deliver any unpaid or undelivered portion of the Purchase Consideration and the total aggregate Purchase Consideration payable and/or issuable by Buyer as provided in Section 2.02(a) shall be adjusted and proportionately reduced to reflect such forfeiture. ARTICLE VI TAX MATTERS Section 6.01 Tax Covenants. (a) Seller shall not, to the extent it may affect or relate to the Company: (i) make, change, or rescind any Tax election; (ii) amend any Tax Return; (iii) take any position on any Tax Return; or (iv) take any action, omit to take any action, or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or the Company, in respect of any taxable period that begins after the Closing Date or, in respect of any taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any Straddle Period beginning after the Closing Date. (b) All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid by Seller when due. Seller shall, at its own expense, timely DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

38 file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary). (c) Buyer shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Company after the Closing Date with respect to any taxable period or portion thereof ending on or before the Closing Date and all Straddle Period Tax Returns. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method. Section 6.02 Straddle Period. In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Taxes that are allocated to Pre-Closing Tax Periods for purposes of this Agreement shall be: (a) in the case of Taxes: (i) based upon, or related to, income, receipts, profits, wages, capital, or net worth; (ii) imposed in connection with the sale, transfer, or assignment of property; or (iii) required to be withheld, the amount of Taxes which would be payable if the taxable year ended with the Closing Date; and (b) in the case of other Taxes, the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period. Section 6.03 Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company shall be terminated as of the Closing Date. After such date neither the Company, Seller, nor any of Seller’s Affiliates and their respective Representatives shall have any further rights or liabilities thereunder. Section 6.04 Tax Indemnification. Seller shall indemnify the Company, Buyer, and each Buyer Indemnitee (as defined in Section 8.01) and hold them harmless from and against (a) any Losses attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.22; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking, or obligation in ARTICLE VI; (c) all Taxes of the Company or relating to the business of the Company for all Pre-Closing Tax Periods; (d) all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state, or local Law; and (e) any and all Taxes of any Person imposed on the Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith, Seller shall reimburse Buyer for any Taxes of the Company that are the responsibility of Seller pursuant to this Section 6.04 within ten business days after payment of such Taxes by Buyer or the Company. Section 6.05 Cooperation and Exchange of Information. Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this ARTICLE VI or in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Seller and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

39 expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date, Seller or Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials. Section 6.06 Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this ARTICLE VI shall be treated as an adjustment to the Purchase Consideration by the parties for Tax purposes, unless otherwise required by Law. Section 6.07 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.22 and this ARTICLE VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. Section 6.08 Overlap. To the extent that any obligation or responsibility pursuant to ARTICLE VII may overlap with an obligation or responsibility pursuant to this ARTICLE VI, the provisions of this ARTICLE VI shall govern. ARTICLE VII CONDITIONS TO CLOSING Section 7.01 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer's waiver, at or prior to the Closing, of each of the following conditions: (a) The representations and warranties of Seller contained in this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). (b) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Employment Agreement to be performed or complied with by it prior to or on the Closing Date. (c) No Action shall have been commenced against Buyer, Seller or the Company, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby. (d) All approvals, consents and waivers that are listed on Section 3.05 of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

40 (e) From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect. (f) The Employment Agreement shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Buyer. (g) Seller shall have prepared, at Seller’s expense, a valid and enforceable Consensual Relationship Agreement in a form reasonably acceptable to Buyer, which shall have been duly executed and delivered by Seller and an operation manager of the Company, to be identified by name in such Consensual Relationship Agreement. (h) At least three Business Days before Closing, Seller shall have delivered to Buyer the Closing Indebtedness Certificate and the Closing Transaction Expenses Certificate. (i) Seller shall have delivered to Buyer the Estimated Closing Working Capital Statement contemplated in Section Section 2.04(a)(ii). (j) Seller shall have delivered to Buyer a good standing certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company is organized. (k) Seller shall have delivered, or caused to be delivered, to Buyer stock certificates evidencing the Shares, free and clear of Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank and with all required stock transfer tax stamps affixed. (l) Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement. Section 7.02 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller's waiver, at or prior to the Closing, of each of the following conditions: (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date. (b) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Employment Agreement to be performed or complied with by it prior to or on the Closing Date. (c) No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

41 (d) The Employment Agreement shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Seller. (e) Buyer shall have delivered to Seller cash in an amount equal to the Closing Cash Payment, by wire transfer of immediately available funds, to the Seller Account. (f) Buyer shall have delivered to Seller a stock certificate representing the Closing Phunware Share Issuance; (g) Buyer shall have delivered to third parties by wire transfer of immediately available fund that amount of money due and owing from Seller to such third parties as Transaction Expenses as set forth on the Closing Transaction Expenses Certificate. (h) Buyer shall have delivered to holders of outstanding Indebtedness, if any, by wire transfer of immediately available funds that amount of money due and owing from the Company to such holder of outstanding Indebtedness as set forth on the Closing Indebtedness Certificate. (i) Buyer shall have delivered to Seller a written opinion, in form and substance reasonably acceptable to Seller, from Winstead PC, dated as of the Closing Date to the effect that, on the basis of certain facts, representations, and assumptions set forth or referred to in such opinion, the issuance of the Buyer Securities and any Phunware Shares, stock options, restricted stock units, and/or equity awards to Seller in accordance with the terms of this Agreement, any offer letter to Seller, and/or the Employment Agreement are exempt from liability under Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder. In rendering the opinion described in this Section 7.02(i), such counsel shall be entitled to receive and rely upon customary representation letters from Buyer, copies of which shall be provided to Seller. (j) Buyer shall have delivered to Seller such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement. ARTICLE VIII INDEMNIFICATION Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.22 which are subject ARTICLE VI) shall survive the Closing and shall remain in full force and effect until the date that is 12 months from the Closing Date; provided, that the representations and warranties in Section Section 3.01, Section Section 3.02, Section Section 3.03, Section Section 3.04, Section 3.07, Section 3.09, Section 3.12, Section 3.24, Section Section 4.01 and Section Section 4.04 shall survive until the expiration of the applicable statute of limitations, plus 60 days. All covenants and agreements of the parties contained herein (other than any covenants or agreements contained in ARTICLE VI which are subject to ARTICLE VI) shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

42 Section 8.02 Indemnification By Seller. Subject to the other terms and conditions of this ARTICLE VIII, Seller shall indemnify and defend each of Buyer and its Affiliates (including the Company) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement (other than in respect of Section Section 3.22, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to ARTICLE VI), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in ARTICLE VI, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to ARTICLE VI); or (c) any Transaction Expenses or Indebtedness of the Company outstanding as of the Closing to the extent not deducted from the Purchase Consideration in the determination of the Closing Cash Payment pursuant to Section 2.04(a)(i). Section 8.03 Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VIII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement (other than ARTICLE VI, it being understood that the sole remedy for any such breach thereof shall be pursuant to ARTICLE VI); or (c) any Indebtedness as of the Closing or Transaction Expenses as of the Closing, in each case, to the extent such Indebtedness is included in the payments made pursuant to Section 2.03 and Section 2.04. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

43 Section 8.04 Certain Limitations. The indemnification provided for in Section 8.01 and Section 8.03 shall be subject to the following limitations: (a) Seller shall not be liable to the Buyer Indemnitees for indemnification under 0(a) until the aggregate amount of all Losses in respect of indemnification under 0(a) exceeds $25,000 (the “Basket”), in which event Seller shall be required to pay or be liable for all such Losses from in excess of the Basket. The aggregate amount of all Losses for which Seller shall be liable pursuant to Section Section 8.02(a) shall not exceed the aggregate value of the Quarterly Cash Payments, Quarterly Phunware Shares Issuances and the Earn-out Consideration (the “Cap”). (b) The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section Section 8.02(a) shall not exceed the Cap. (c) Notwithstanding the foregoing, the limitations set forth in Section 8.04(a) and Section 8.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Sections Section Section 3.01, Section Section 3.02, Section Section 3.03, Section Section 3.04, Section 3.07, Section 3.09, Section 3.12, Section 3.24, Section Section 4.01 and Section Section 4.04, for which the aggregate amount of all Losses for which Seller or Buyer, as applicable, shall be liable shall not exceed the aggregate value of Purchase Consideration, as is actually paid or payable to Seller. (d) Additional Limitation. (i) Payments by an Indemnifying Party pursuant to Section 8 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement. (ii) In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple. (iii) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss. (iv) All amounts required hereunder to be paid by Seller to an Indemnified Party shall be increased by the amount required to ensure that, after withholding any applicable Taxes, charges fees or other amounts required by law to be withheld from any payment to such Party, the net amount paid to such Party shall be equal to the amount that would have been paid in the absence of any requirement to withhold and in the absence of this provision, unless that Party is entitled to receive a credit or refund for such withheld amount. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

44 Section 8.05 Indemnification Procedures. The party making a claim under this ARTICLE VIII, is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE VIII, is referred to as the “Indemnifying Party”. (a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Company, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section Section 5.01) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non- defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

45 (b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). (c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement. (d) Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section Section 3.22 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in ARTICLE VI) shall be governed exclusively by ARTICLE VI hereof. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

46 Section 8.06 Payments; Right of Set-Off. (a) Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VIII, the Indemnifying Party shall satisfy its obligations within 15 Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such 15 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to 12%. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed. (b) Buyer shall have the right, in its discretion, to withhold and set off against any amount otherwise due to be paid as Purchase Consideration, including specifically, any Quarterly Cash Payments, Quarterly Phunware Shares Issuances and the Earn-out Consideration obligations, in settlement of the amount of any Losses to which any Buyer Indemnified Party may be entitled under ARTICLE VIII, of this Agreement. Section 8.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Consideration for Tax purposes, unless otherwise required by Law. Section 8.08 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party's right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate. Section 8.09 Exclusive Remedies. Subject to Section Section 2.04(b), 0 and Section 10.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in ARTICLE VI and this ARTICLE VIII,. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in ARTICLE VI and this ARTICLE VIII. Nothing in this Section 8.09 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct. For purposes of this Section, “fraud” means a misrepresentation of fact. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

47 ARTICLE IX TERMINATION Section 9.01 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by the mutual written consent of Seller and Buyer; (b) by Buyer by written notice to Seller if: (i) Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VIIError! Reference source not found. and such breach, inaccuracy or failure has not been cured by Seller within ten days of Seller's receipt of written notice of such breach from Buyer; or (ii) any of the conditions set forth in Section 7.01 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by November 1, 2021, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; (c) by Seller by written notice to Buyer if: (i) Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure has not been cured by Buyer within ten days of Buyer's receipt of written notice of such breach from Seller; or (ii) any of the conditions set forth in Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by November 1, 2021, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing. Section 9.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except: (a) as set forth in this ARTICLE IX, Section 5.05 and ARTICLE X hereof; and (b) that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

48 ARTICLE X MISCELLANEOUS Section 10.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, Seller shall pay all amounts payable to WebsiteClosers.com. Section 10.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02): If to Seller: Caleb Borgstrom 1486 St. Paul Ave. Gurnee, IL 60031 E-Mail: caleb@lytetechnology.com with a copy to: AEGIS LAW 100 South Ashley Drive, Suite 620 Tampa, FL 33602 E-mail: rwalk@aegislaw.com Attention: Rochelle Friedman Walk If to Buyer: Phunware, Inc. 7800 Shoal Creek Boulevard Suite 230-S Austin, Texas 78757 E-mail: aknitowski@phunware.com Attention: Alan Knitowski, Chief Executive Officer DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

49 with a copy to: Winstead, PC 500 Winstead Building 2728 N. Harwood Street Dallas, Texas 75201 E-mail: jmcphaul@winstead.com Attention: Jeffrey M. McPhaul Section 10.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. Section 10.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Section 10.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 5.06(e), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. Section 10.06 Entire Agreement. This Agreement and the Employment Agreement constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Employment Agreement, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

50 Section 10.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of Seller, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder. Section 10.08 No Third-party Beneficiaries. Except as provided in Section 6.04 and ARTICLE VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Section 10.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Section 10.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction). (b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE EMPLOYMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE CITY OF AUSTIN AND COUNTY OF TRAVIS, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

51 (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE EMPLOYMENT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE EMPLOYMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(C). Section 10.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Section 10.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. [SIGNATURE PAGE FOLLOWS] DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. Buyer: Phunware, Inc., a Delaware corporation By: _______________________________________ Name: Tushar Patel Title: Executive Vice President Corporate Development Seller: _______________________________________ Caleb Borgstrom DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

Schedule 4.10 Registration Statements Form S-3 (Amendment No. 1) filed on February 10, 2021 (the “February 2021 Registration Statement”) registering shares of common stock, par value $0.0001 per share (the “Common Stock”), shares of preferred stock, par value $0.0001 per share ("Preferred Stock"), warrants to purchase such shares of Common Stock (the “Warrants”) or units to purchase a combination thereof (the "Units") of Phunware, Inc. (the “Company”). The aggregate initial offering price of all securities sold under the prospectus will not exceed $100,000,000. The Company has filed a Prospectus Supplement as part of the February 2021 Registration Statement relating to the sale of shares of our Common Stock having an aggregate offering price of up to $25,000,000 under the terms of an At Market Issuance Sales Agreement with B. Riley Securities, Inc. The Company has issued 2,403,291 shares of Common Stock under the February 2021 Registration Statement and may issue shares of Common Stock, Preferred Stock, Warrants or Units with an aggregate offering price of up to $22,078,393 under the February 2021 Registration Statement. Form S-3 filed on October 9, 2020 (the “October 2020 Registration Statement”) registering up to 20,474,769 shares of our Common Stock that may be offered for resale or otherwise disposed of by a selling stockholder. The shares of Common Stock offered for resale consist of shares underlying one Series A Senior Convertible Note (the "Series A Note") and shares issuable upon the exercise of a Warrant to Purchase Common Stock (the "Warrant") issued by us in a private placement in July 2020 (the "Private Placement"). DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252

Exhibit A Form of Employment Agreement DocuSign Envelope ID: A0C657AC-53B2-41A5-B7BF-DA3532022252